UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2017

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	001-37654 (Commission File Number)	47-5654583 (I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Fortive Corporation (the “Company”) held on June 6, 2017, the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Declassification Amendment”) (i) to declassify the Board of Directors of the Company beginning with the 2019 Annual Meeting of Shareholders of the Company, with directors elected to a one-year term following the expiration of the directors’ existing terms and with annual election of all directors beginning at the 2021 Annual Meeting of Shareholders of the Company and (ii) to provide that, once the Board of Directors is fully declassified as of the 2021 Annual Meeting of Shareholders, directors of the Company may be removed with or without cause instead of only with cause. In addition, to implement the Declassification Amendment, the Board of Directors approved a corresponding amendment to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”), contingent upon stockholder approval of the Declassification Amendment at the Annual Meeting.

The Amended and Restated Certificate of Incorporation of the Company was further amended and restated to incorporate the Declassification Amendment (the “New COI”), which New COI was filed with the Secretary of State of the State of Delaware and became effective on June 7, 2017.

The Amended and Restated Bylaws of the Company were further amended and restated to incorporate the Bylaw Amendment (the “New Bylaws”), which New Bylaws became effective upon the effectiveness of the New COI on June 7, 2017.

The foregoing description is qualified in its entirety by reference to the text of the New COI and the New Bylaws attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 6, 2017, the Company’s stockholders voted on the following five proposals:

Proposal 1: To elect Ms. Kate Mitchell and Mr. Israel Ruiz to serve as Class I Directors of the Company, each for a three-year term expiring at the 2020 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified. Each of Ms. Mitchell and Mr. Ruiz was elected as a Class I Director by a vote of the stockholders as follows:

	For	Against	Abstain	Broker Non- Votes
Kate Mitchell	282,001,133	5,291,256	109,649	16,929,976
Israel Ruiz	261,080,813	26,207,561	113,664	16,929,976

Proposal 2: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The proposal was approved by a vote of the stockholders as follows:

For	303,365,360
Against	806,890
Abstain	159,764

Proposal 3: To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of the stockholders as follows:

For	282,852,302
Against	4,201,231
Abstain	348,505
Broker Non-Votes	16,929,976

Proposal 4: To hold an advisory vote relating to the frequency of future shareholder advisory votes on the Company’s named executive officer compensation. The Company’s stockholders voted as follows on this proposal:

One Year	270,053,992
Two Years	181,210
Three Years	17,007,995
Abstain	158,841
Broker Non-Votes	16,929,976

Based on the voting results set forth above with respect to Proposal 4 and consistent with the Board’s prior recommendation, the Board of Directors has adopted a policy to hold an annual advisory vote on named executive officer compensation until the next required vote on the frequency of future shareholder advisory votes on the Company’s named executive officer compensation.

Proposal 5: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors to provide for the annual election of directors. The proposal was approved by a vote of the stockholders as follows:

For	286,875,406
Against	320,996
Abstain	205,636
Broker Non-Votes	16,929,976

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of the Company, effective June 7, 2017

3.2	Amended and Restated Bylaws of the Company, effective June 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
	Name:	Daniel B. Kim
	Title:	Vice President - Associate General Counsel

Date: June 9, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of the Company, effective June 7, 2017

3.2	Amended and Restated Bylaws of the Company, effective June 7, 2017